Exhibit 99.1
Press Release
For Immediate Release
Brooks Automation Reports Second Quarter Financial Results
Chelmsford, Massachusetts May 5, 2011 — Brooks Automation, Inc. (Nasdaq: BRKS) announced financial results for the Company’s second quarter of fiscal year 2011 ended on March 31, 2011.
Revenues for the second quarter of fiscal 2011 were $192.7 million, compared to revenues of $148.4 million in the second quarter of fiscal 2010, an increase of 29.9%. Sequentially, revenues increased 8.0% from first quarter fiscal 2011 revenues of $178.4 million. Order bookings for the second quarter of fiscal 2011 were $193.7 million, a 4.7% increase over order bookings in the fiscal first quarter of $184.9 million.
Net income attributable to Brooks Automation, Inc. (“Brooks”) for the second quarter of fiscal 2011 amounted to $26.6 million, or $0.41 per diluted share.
Excluding special charges or non-recurring income, the adjusted net income of $26.8 million or $0.41 per diluted share compares on a sequential basis with $23.7 million or $0.37 per diluted share and improves from income of $10.1 million or $0.16 per diluted share in the second quarter of fiscal 2010. Special charges and non-recurring income and their impact on comparative results are identified in the unaudited table included with this release. Including special charges and non-recurring income, the Net income attributable to Brooks in the first quarter of fiscal 2011 and the second quarter of fiscal 2011 was $23.5 million or $0.36 per diluted share and $21.0 million or $0.33 per diluted share, respectively.
Revenues for the six months ended March 31, 2011 were $371.0 million, a 45.8% increase over revenues of $254.6 million for the six months ended March 31, 2010. Net income attributable to Brooks for the six months ended March 31, 2011 were $50.1 million or $0.77 per diluted share as compared to $18.2 million or $0.28 per diluted share for the six months ended March 31, 2010. Excluding the impact of special charges and non-recurring income, net income increased to $50.5 million or $0.78 per diluted share for the six months ended March 31, 2011 as compared to $9.0 million or $0.14 per diluted share for the six months ended March 31, 2010.

--	more	--
Brooks Automation, Inc. t 15 Elizabeth Drivet Chelmsford, Massachusetts 01824t (978)262-2400t www.brooks.com

Brooks Automation Reports Second Quarter Financial Results.............page two
Adjusted Earnings before Interest, Tax, Depreciation and Amortization for the second quarter of fiscal 2011 rose to $34.1 million, which compared to $29.9 million in the first quarter of fiscal 2011 and $17.3 million in the second quarter of fiscal 2010. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows included in this release.
Net cash provided by operating activities for the second quarter of fiscal 2011 was $21.2 million, which net of capital expenditures of $1.5 million and other non-operating cash inflow of $0.9 million resulted in an increase of total cash and marketable securities to $178.5 million at March 31, 2011. For the first six months of the fiscal year cash from operating activities has been $38.9 million and the increase in total cash and marketable securities has been $36.1 million.
Martin S. Headley, Executive Vice-President and Chief Financial Officer observed, “Continued gross margin expansion in our Critical Solutions Group and Global Customer Operations drove our growth in Operating Income and Operating Margins. The tragic circumstances in Japan had a modest negative effect on the quarter’s financial results and have created certain supply chain situations that we are monitoring closely for potential impact on the second half of the fiscal year.”
Mr. Headley added “We are actively working through the various closing conditions required to complete our previously announced transaction to sell our contract manufacturing operations to Celestica LLC. We continue to believe that this transaction will close during the June 2011 fiscal quarter.”
Commenting on recent activities, Stephen S. Schwartz, Chief Executive Officer and President of Brooks stated, “The breadth of our technology engagement in terms of both customer and end market application provides for continuing growth even in a period of leveling demands from some of our larger customers in core wafer front end markets. We also expect to continue expanding gross margins at the same time as we ramp up our investments in innovation.”
Brooks management will web cast its second quarter earnings conference at 4:30 p.m. Eastern Time to discuss the attached quarterly results and business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Their responses could contain information that has not been previously disclosed.
Analysts, investors and members of the media can access the live broadcast available on Brooks’ website at www.brooks.com. The call will be archived on this website for convenient on-demand replay.
# # #
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

Brooks Automation Reports Second Quarter Financial Results.........page three
About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries. Our products and services are meeting the needs of customers across a broad spectrum of applications and industries and the global semiconductor manufacturing sector is our largest served market. When demanding productivity and availability objectives are essential factors for success, customers throughout the world turn to Brooks Automation, Inc. For more information go to www.brooks.com or email sales@brooks.com.
“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers - particularly those manufacturing in Japan — in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
Contact:
Barbara Culhane
Corporate Marketing Manager
Brooks Automation, Inc.
978-262-2400
www.brooks.com
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	March 31,	September 30,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$59,328	$59,823
Restricted cash	3,788	—
Marketable securities	59,540	49,011
Accounts receivable, net	99,646	92,273
Inventories, net	126,615	115,787
Prepaid expenses and other current assets	6,372	10,437

Total current assets	355,289	327,331
Property, plant and equipment, net	60,499	63,669
Long-term marketable securities	55,832	33,593
Goodwill	48,138	48,138
Intangible assets, net	9,265	11,123
Equity investment in joint ventures	33,535	31,746
Other assets	2,725	2,624

Total assets	$565,283	$518,224

Liabilities and equity
Current liabilities
Accounts payable	$61,042	$65,734
Deferred revenue	4,515	4,365
Accrued warranty and retrofit costs	7,667	8,195
Accrued compensation and benefits	12,919	13,677
Accrued restructuring costs	1,553	3,509
Accrued income taxes payable	1,294	1,040
Accrued expenses and other current liabilities	10,051	11,635

Total current liabilities	99,041	108,155
Income taxes payable	12,974	12,446
Long-term pension liability	5,754	5,466
Other long-term liabilities	3,071	2,805

Total liabilities	120,840	128,872

Contingencies
Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 79,612,163 shares issued and 66,150,294 shares outstanding at March 31, 2011, 78,869,331 shares issued and 65,407,462 shares outstanding at September 30, 2010	796	789
Additional paid-in capital	1,805,799	1,803,121
Accumulated other comprehensive income	21,827	19,510
Treasury stock at cost, 13,461,869 shares at March 31, 2011 and September 30, 2010	(200,956)	(200,956)
Accumulated deficit	(1,183,578)	(1,233,649)

Total Brooks Automation, Inc. stockholders’ equity	443,888	388,815
Noncontrolling interest in subsidiaries	555	537

Total equity	444,443	389,352

Total liabilities and equity	$565,283	$518,224

Brooks Automation, Inc. w 15 Elizabeth Drive w Chelmsford, Massachusetts 01824 w (978)262-2400 w www.brooks.com

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three months ended		Six months ended
	March 31,		March 31,
	2011	2010	2011	2010
Revenues
Product	$175,211	$133,389	$336,635	$224,910
Services	17,440	14,964	34,383	29,640

Total revenues	192,651	148,353	371,018	254,550

Cost of revenues
Product	118,863	97,271	228,066	164,516
Services	12,114	12,132	23,959	24,838

Total cost of revenues	130,977	109,403	252,025	189,354

Gross profit	61,674	38,950	118,993	65,196

Operating expenses
Research and development	9,442	7,677	18,340	15,218
Selling, general and administrative	25,245	20,842	49,723	39,821
Restructuring charges	246	484	460	2,006

Total operating expenses	34,933	29,003	68,523	57,045

Operating income	26,741	9,947	50,470	8,151
Interest income	261	265	536	593
Interest expense	28	11	29	27
Sale of intellectual property rights	—	7,840	—	7,840
Loss on investment	—	—	—	191
Other (income) expense, net	(256)	91	(417)	288

Income before income taxes and equity in earnings (losses) of joint ventures	27,230	17,950	51,394	16,078
Income tax provision (benefit)	1,035	(2,819)	2,023	(2,184)

Income before equity in earnings (losses) of joint ventures	26,195	20,769	49,371	18,262
Equity in earnings (losses) of joint ventures	408	179	718	(191)

Net income	$26,603	$20,948	$50,089	$18,071
Add: Net loss (income) attributable to noncontrolling interests	(18)	81	(18)	163

Net income attributable to Brooks Automation, Inc.	$26,585	$21,029	$50,071	$18,234

Basic net income per share attributable to Brooks Automation, Inc. common stockholders	$0.41	$0.33	$0.78	$0.29

Diluted net income per share attributable to Brooks Automation, Inc. common stockholders	$0.41	$0.33	$0.77	$0.28

Shares used in computing earnings per share
Basic	64,516	63,679	64,388	63,535
Diluted	65,061	64,196	64,801	64,042
Brooks Automation, Inc. w 15 Elizabeth Drive w Chelmsford, Massachusetts 01824 w (978)262-2400 w www.brooks.com

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six months ended
	March 31,
	2011	2010
Cash flows from operating activities
Net income	$50,089	$18,071
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,312	9,460
Sale of intellectual property rights	—	(7,840)
Stock-based compensation	3,616	3,561
Amortization of premium on marketable securities	921	368
Undistributed (earnings) losses of joint ventures	(718)	191
(Gain) loss on disposal of long-lived assets	14	(4)
Loss on investment	—	191
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	(6,199)	(29,258)
Inventories	(9,744)	(19,653)
Prepaid expenses and other current assets	2,853	(4,132)
Accounts payable	(4,807)	40,424
Deferred revenue	92	1,062
Accrued warranty and retrofit costs	(538)	1,414
Accrued compensation and benefits	(2,443)	(2,972)
Accrued restructuring costs	(1,956)	(1,857)
Accrued expenses and other	(574)	235

Net cash provided by operating activities	38,918	9,261

Cash flows from investing activities
Purchases of property, plant and equipment	(3,175)	(1,163)
Purchases of marketable securities	(71,225)	(70,872)
Sale/maturity of marketable securities	37,551	43,757
Increase in restricted cash	(3,788)	—
Proceeds from the sale of intellectual property rights	—	7,840
Purchase of intangible assets	—	(892)
Other	—	243

Net cash used in investing activities	(40,637)	(21,087)

Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs	681	590

Net cash provided by financing activities	681	590

Effects of exchange rate changes on cash and cash equivalents	543	(128)

Net decrease in cash and cash equivalents	(495)	(11,364)
Cash and cash equivalents, beginning of period	59,823	59,985

Cash and cash equivalents, end of period	$59,328	$48,621

Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

BROOKS AUTOMATION, INC.
Supplemental Information
(In thousands, except per share data)
(unaudited)
Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.
The press release includes financial measures which exclude the effects of non-recurring income and special charges such as restructuring charges and gains or losses on investments. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks’ day-to-day operations. A table reconciling income and diluted earnings per share from operations is presented below:
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

	Quarter ended
	March 31, 2011		December 31, 2010		March 31, 2010
	$ per	share	$ per	share	$ per	share
Net income attributable to Brooks Automation, Inc.	$26,585	$0.41	$23,486	$0.36	$21,029	$0.33

Restructuring charges	246	0.00	214	0.00	484	0.01
One-time income tax benefit	—	—	—	—	(3,899)	(0.06)
Sale of intellectual property rights, net of tax	—	—	—	—	(7,519)	$(0.12)

Adjusted net income attributable to Brooks Automation, Inc.	26,831	0.41	23,700	0.37	10,095	0.16

Stock-based compensation	2,407	0.04	1,209	0.02	2,044	0.03

Adjusted net income attributable to Brooks Automation, Inc., excluding stock-based compensation	$29,238	$0.45	$24,909	$0.39	$12,139	$0.19

	Six Months Ended
	March 31, 2011		March 31, 2010
	$ per	share	$ per	share
Net income attributable to Brooks Automation, Inc.	$50,071	$0.77	$18,234	$0.28

Restructuring charges	460	0.01	2,006	0.03
Loss on investment	—	—	191	0.00
One-time income tax benefit	—	—	(3,899)	(0.06)
Sale of intellectual property rights, net of tax	—	—	(7,519)	(0.12)

Adjusted net income attributable to Brooks Automation, Inc.	$50,531	0.78	$9,013	0.14

Stock-based compensation	3,616	0.06	3,561	0.06

Adjusted net income attributable to Brooks Automation, Inc. — excluding stock-based compensation	$54,147	$0.84	$12,574	$0.20

	Quarter ended			Six months ended
	Mar 31,	Dec 31,	Mar 31,	Mar 31,	Mar 31,
	2011	2010	2010	2011	2010
Net income attributable to Brooks Automation, Inc.	$26,585	$23,486	$21,029	50,071	18,234

Less: Interest income	(261)	(275)	(265)	(536)	(593)
Add: Interest expense	28	1	11	29	27
Add: Income tax provision (benefit)	1,035	988	(2,819)	2,023	(2,184)
Add: Depreciation	3,109	3,345	3,701	6,454	7,547
Add: Amortization of completed technology	480	479	472	959	929
Add: Amortization of acquired intangible assets	449	450	493	899	984
Add: Stock-based compensation	2,407	1,209	2,044	3,616	3,561
Add: Restructuring charges	246	214	484	460	2,006
Add: Loss on investment	—	—	—	—	191
Sale of intellectual property rights, pre-tax	—	—	(7,840)	—	(7,840)

Adjusted EBITDA	$34,078	$29,897	$17,310	$63,975	$22,862
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com